                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated March 28, 1997 accompanying the consolidated statements of earnings, stockholders' equity and cash flows of Blyth
Industries, Inc. and Subsidiaries, for the year ended January 31, 1997 appearing in the 1999 Annual Report to Shareholders which is incorporated by reference into the Annual Report on Form 10-K for the year ended January 31, 1999, and our report dated March 28, 1997 accompanying the schedule included in the Annual Report on Form 10-K for the year ended January 31, 1999, which are incorporated by reference in this Form S-8 Registration Statement. We consent to the use and the incorporation by reference into this Form S-8 Registration Statement of the aforementioned reports.

                                                                      /s/ Grant Thornton LLP
                                                            -----------------------------------------
                                                                        GRANT THORNTON LLP

Chicago, Illinois
December 20, 1999